Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Neoprobe Corporation
Dublin, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2010, relating to the consolidated financial statements of Neoprobe Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
(formerly known as BDO Seidman, LLP)

Chicago, Illinois
August 2, 2010